EXHIBIT 10.33

DunKnight Telecom Partners LLC

January 3, 2006

DSL.net, Inc.
545 Long Wharf Drive
5th Floor
New Haven, CT 06511
Attention: David F. Struwas, President & CEO

Dear Mr. Struwas:

Reference is made to that certain Securities Purchase Agreement (the “Agreement”), dated as of November 2, 2005, by and among DSL.net, Inc., a Delaware corporation (the “Company”), and DunKnight Telecom Partners LLC. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

This will confirm the parties’ agreement to effectively amend and modify certain provisions of the Agreement and certain of the Transaction Documents entered into in connection with the Agreement, as set forth in this letter agreement (this “Amendment”).

Upon execution and delivery of this Amendment, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date above written:

1.   Deferral of Additional Investment. Section 4.13 of the Agreement is hereby amended and restated to read in its entirety as follows:

“4.13. Additional Investment Obligation. On February 1, 2006, provided that no material Event of Default (other than one arising from or under Section 7(b) of the Debentures) has occurred prior to such date which has not been previously waived or cured, each Purchaser, or its designees, shall be required to purchase, in the ratio of such Purchaser’s Subscription Amount on the Closing Date to the aggregate Subscription Amounts of all Purchasers on the Closing Date (such amount, the Purchaser’s “Pro Rata Share”), additional debentures totaling $5,000,000 in principal amount, for an aggregate purchase price of $4,000,000 (the “Additional Investment”). For the sake of clarity, the Purchaser shall be required to subscribe for the entire Additional Investment to the extent that it has not designated other purchasers or such designees fail to make their pro rata share of such investment on February 1, 2006. The form of Debenture used for the foregoing additional debentures shall be identical to the form of Debenture used at the initial Closing, provided, however, the maturity date in the Debentures shall be September 4, 2006.”

2.   Extension of Maturity Date. The maturity date of the Debentures shall be and hereby is extended to September 4, 2006.

3.   Conforming Changes. The parties hereto agree that the other operative provisions of the Transaction Documents shall be and hereby are amended mutatis mutandis, to give effect to the modifications made pursuant to numbered sections 1 and 2 of this Amendment, above. Notwithstanding the foregoing, the parties agree to take such further actions and execute and deliver such additional instruments as shall be reasonably requested or legally required to more fully give effect to the transactions contemplated by this Amendment. Other than as set forth in this Amendment, the terms and provisions of the Agreement and the other Transaction Documents remain in full force and effect.

4.   Waiver. DunKnight Telecom Partners LLC, as Purchaser under the Agreement and as Investor and Agent under the Security Agreement, hereby irrevocably waives any and all Company defaults under the Transaction Documents, if any, arising from or attributable to the delayed implementation by any of the Company’s banks of account control agreements for the benefit of the Purchaser and the Agent, and further agrees that the Company’s obligations under Section 12(d) of the Security Agreement with respect to the establishment of account control agreements shall be, and are hereby, extended until February 1, 2006.

5.   Certain Representations and Warranties. DunKnight Telecom Partners LLC and, by his signature below, Keir Kleinknecht, as sole managing member of such entity, each hereby represents and warrants to the Company that (a) DunKnight Telecom Partners LLC has full right, power and authority to enter into this Amendment and to carry out its obligations hereunder, (b) this Amendment constitutes the valid and legally binding obligation of DunKnight Telecom Partners LLC, enforceable against it in accordance with its terms, and (c) DunKnight Telecom Partners LLC has or will have by the required funding date adequate liquid funds necessary for such Purchaser to make the Additional Investment in accordance with this Amendment. By his signature below, Keir Kleinknecht, the sole managing member of DunKnight Telecom Partners LLC, agrees to cause DunKnight Telecom Partners LLC to fully and timely perform its obligations under this Amendment.

By countersigning this Amendment, the Company hereby acknowledges and agrees to all of the terms and conditions hereof.

The Purchaser:

DunKnight Telecom Partners LLC

By: /s/ Keir Kleinknecht
Name: Keir Kleinknecht
Title: Sole Managing Member
Date: January 3, 2006

The Agent:

DunKnight Telecom Partners LLC,
as Agent

By: /s/ Keir Kleinknecht
Name: Keir Kleinknecht
Title: Sole Managing Member
Date: January 3, 2006

Acknowledged and Agreed to by:

The Company:

DSL.net, Inc.

By: /s/ David F. Struwas
Name: David F. Struwas
Title: President and Chief Executive Officer
Date: January 3, 2006

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